EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SCP POOL CORPORATION
REPORTS RECORD FIRST QUARTER RESULTS

_________________

EARNINGS PER SHARE GROWS BY $0.05

COVINGTON, La. (April 20, 2006) – SCP Pool Corporation (the “Company” or “POOL”) (Nasdaq/NM: POOL) today reported record net sales and net income for the first quarter of 2006.

As previously announced, the Company has elected the modified retrospective transition method under Statement of Financial Accounting Standards (SFAS) 123(R) – Share-Based Payment. The Company has adjusted prior period financial statements to reflect the impact of share-based compensation and provide a consistent quarter-to-quarter comparison of financial results. Therefore, the results for all periods presented below include the effects of stock option expense.

Earnings per share for the first quarter of 2006 increased 71% to $0.12 per diluted share on net income of $6.4 million, compared to $0.07 per diluted share on net income of $4.1 million in 2005.

Net sales for the quarter ended March 31, 2006 increased $83.4 million, or 31%, to $348.6 million, compared to $265.2 million in 2005. Base business sales growth of 15% contributed $39.0 million to the increase due primarily to the growth in the installed base of swimming pools, POOL’s execution of its sales and service programs and 36% growth in complementary product sales. The remaining increase in net sales is attributable to acquired and new service centers, including the Horizon business acquired in October 2005.

Gross profit for the quarter ended March 31, 2006 increased $26.0 million, or 36%, to $98.0 million from $72.0 million in 2005. Gross profit as a percentage of net sales (gross margin) increased 100 basis points to 28.1% in the first quarter of 2006 from 27.1% in the first quarter of 2005. The gross margin increase is attributable primarily to the benefits achieved through our supply chain management initiatives, including the benefit of our inventory purchases in the fourth quarter.

Operating expenses increased $21.3 million, or 35%, to $83.0 million in the first quarter of 2006 from $61.7 million in the first quarter of 2005. Base business operating expenses of $69.6 million were 15% higher than prior year and consistent as a percentage of sales.

Operating income increased $4.7 million, or 46%, to $15.0 million from $10.3 million. Operating income as a percentage of net sales (operating margin) increased to 4.3% from 3.9% in 2005. Base business operating income increased to 5.2% of sales in 2006 from 4.2% of sales in 2005.

The seasonal use of cash in operations increased $9.7 million to $60.7 million in the first quarter of 2006 compared to $51.0 million in the same period of 2005.

“Our first quarter results reflect the mild winter coupled with our continued execution of our strategies and our commitment to helping our customers and suppliers leverage the opportunities in our industry. With a strong start to 2006, we are optimistic that this momentum will carry into the critical second quarter and lead to another year of solid results,” commented Manuel Perez de la Mesa, President and CEO.

Pool Reports Record First Quarter Results

April 20, 2006

At March 31, 2006, 204 service centers were included in the base business calculations, and 48 service centers were excluded because they were acquired or opened in new markets within the last 15 months.

SCP Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOL operates 253 service centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 68,000 wholesale customers. For more information about POOL, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOL’s 2005 Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com

Pool Reports Record First Quarter Results

April 20, 2006

Consolidated Statements of Income

(Unaudited)	Three Months Ended
(In thousands, except per share data)	March 31,
	2006	2005*
Net sales	$348,556	$265,161
Cost of sales	250,508	193,210

Gross profit	98,048	71,951
Percent	28.1%	27.1%

Selling and administrative expenses	83,026	61,695

Operating income	15,022	10,256
Percent	4.3%	3.9%

Interest expense, net	2,851	1,080

Income before income taxes and equity losses	12,171	9,176
Provision for income taxes	4,699	3,592
Equity loss in unconsolidated investments, net	(1,050)	(1,482)

Net income	$6,422	$4,102

Earnings per share:
Basic	$0.12	$0.08
Diluted	$0.12	$0.07

Weighted average shares outstanding:
Basic	52,593	52,273
Diluted	55,443	55,477

Cash dividends declared per common share	$0.09	$0.07

      *   As adjusted to reflect the impact of share-based compensation expense related to the adoption of SFAS 123(R) using the modified retrospective transition method.

Pool Reports Record First Quarter Results

April 20, 2006

Condensed Consolidated Balance Sheets

(Unaudited)	March 31,
(In thousands)	2006	2005*
Assets
Current assets:
Cash and cash equivalents	$5,964	$14,565
Receivables, net	42,988	33,646
Receivables pledged under receivables facility	168,590	130,861
Product inventories, net	406,310	281,267
Prepaid expenses	5,193	3,841
Deferred income taxes	3,970	2,570

Total current assets	633,015	466,750

Property and equipment, net	27,884	20,087
Goodwill	142,177	104,687
Other intangible assets, net	18,955	11,723
Equity interest investments	28,182	17,134
Other assets, net	15,413	10,570

Total assets	$865,626	$630,951

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$267,296	$219,290
Accrued and other current liabilities	51,827	23,038
Short-term financing	80,275	57,665
Current portion of other long-term liabilities	2,100	1,350

Total current liabilities	401,498	301,343

Deferred income taxes	12,786	11,624
Long-term debt	155,163	82,914
Other long-term liabilities	2,174	3,116

Total liabilities	571,621	398,997

Total stockholders' equity	294,005	231,954

Total liabilities and stockholders' equity	$865,626	$630,951

*	As adjusted to reflect the impact of share-based compensation expense related to the adoption of SFAS 123(R) using the modified retrospective transition method.

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1.

The allowance for doubtful accounts was $4.1 million at March 31, 2006 and $2.9 million at March 31, 2005. Days sales outstanding (DSO) was 34.0 days at March 31, 2006 compared to 33.4 days at March 31, 2005.

2.

The inventory reserve was $4.5 million at March 31, 2006 and $3.4 million at March 31, 2005. The slowest moving class of inventory as a percentage of total inventory decreased to 1.4% at March 31, 2006 from 1.6% at March 31, 2005.

Pool Reports Record First Quarter Results

April 20, 2006

Condensed Consolidated Statements of Cash Flows

(Unaudited)	Three Months Ended
(In thousands)	March 31,
	2006	2005*
Operating activities
Net income	$6,422	$4,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,860	1,216
Amortization	1,328	937
Stock-based compensation	2,145	1,385
Excess tax benefits from stock-based compensation	(8,236)	(4,261)
Equity losses in unconsolidated investments	1,725	1,482
Other	(1,578)	(741)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(69,638)	(66,706)
Product inventories	(76,348)	(85,750)
Accounts payable	93,145	106,176
Other	(11,484)	(8,807)

Net cash used in operating activities	(60,659)	(50,967)

Investing activities
Acquisition of businesses, net of cash acquired	(1,446)	(2)
Purchase of property and equipment, net of sale proceeds	(3,408)	(2,772)

Net cash used in investing activities	(4,854)	(2,774)

Financing activities
Proceeds from revolving line of credit	71,213	77,378
Payments on revolving line of credit	(44,400)	(44,884)
Proceeds from asset-backed financing	23,622	19,835
Payments on asset-backed financing	(9,004)	(4,765)
Payments on other long-term debt	(23)	(23)
Payments of deferred financing costs	(18)	(11)
Payments of capital lease obligations	(257)	--
Excess tax benefits from stock-based compensation	8,236	4,261
Issuance of common stock under stock option plans	3,709	1,495
Payment of cash dividends	(4,750)	(3,672)
Purchase of treasury stock	(4,071)	(3,024)

Net cash provided by financing activities	44,257	46,590

Effect of exchange rate changes on cash	354	(46)

Increase in cash and cash equivalents	(20,902)	(7,197)
Cash and cash equivalents at beginning of year	26,866	21,762

Cash and cash equivalents at end of year	$5,964	$14,565

*	As adjusted to reflect the impact of share-based compensation expense related to the adoption of SFAS 123(R) using the modified retrospective transition method.

Pool Reports Record First Quarter Results

April 20, 2006

Addendum

(Unaudited)	Base Business		Acquired		Total
(In thousands)	Three Months		Three Months		Three Months
	Ended		Ended		Ended
	March 31,		March 31,		March 31,
	2006	2005	2006	2005	2006	2005
Net sales	$302,186	$263,210	$46,370	$1,951	$348,556	$265,161

Gross profit	85,231	71,366	12,817	585	98,048	71,951
Gross margin	28.2%	27.1%	27.6%	30.0%	28.1%	27.1%

Selling and operating expenses	69,589	60,293	13,437	1,402	83,026	61,695
Expenses as a % of net sales	23.0%	22.9%	29.0%	71.9%	23.8%	23.3%

Operating income (loss)	15,642	11,073	(620)	(817)	15,022	10,256
Operating income (loss) margin	5.2%	4.2%	(1.3)%	(41.9)%	4.3%	3.9%

We exclude the following service centers from base business for 15 months:

•	acquired service centers;
•	service centers divested or consolidated with acquired service centers; and
•	new service centers opened in new markets.

Additionally, we generally allocate overhead expenses to acquired service centers on the basis of acquired service center net sales as a percentage of total net sales.

The effect of service center acquisitions in the table above includes the operations of the following:

•	B&B s.r.l (Busatta) - January through March 2006
•	Direct Replacements, Inc. - January through March 2006
•	Horizon Distributors, Inc. - January through March 2006
•	Pool Tech Distributors, Inc. - January through February 2006 and 2005

Pool Reports Record First Quarter Results

April 20, 2006

EBITDA is defined as net income plus interest expense, income taxes, depreciation and amortization. We consider EBITDA an important indicator of the operational strength and performance of our business, including the ability to provide cash flows to fund growth, service debt and pay dividends. EBITDA eliminates the non-cash depreciation of tangible assets and amortization of intangible assets. We believe EBITDA should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States (GAAP).

The table below presents a reconciliation of net income to EBITDA.

(Unaudited)	Three Months Ended
(In thousands)	March 31,
	2006	2005
Net income	$6,422	$4,102
Add:
Interest expense, net	2,851	1,080
Provision for income taxes	4,699	3,592
Income tax benefit on equity losses	(675)	--
Depreciation	1,860	1,216
Amortization (1)	1,378	1,013

EBITDA	$16,535	$11,003

                                                                                                         (1)        Excludes amortization included in interest expense, net